OCZ Technology Group Reports Fiscal 2012 Second Quarter Results

Revenue Increased 106% to $78.5M, SSD Revenue up 252%,
Fourth Consecutive Quarter of Gross Margin Expansion, FY2012 Revenue Guidance Raised

SAN JOSE, Calif., October 5, 2011 (GLOBE NEWSWIRE) -- OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its second quarter results for the fiscal year 2012 (Q2’12), which ended on August 31, 2011.

Q2’12 Financial Highlights

•	Net revenue in Q2'12 was a record $78.5 million, and increased 106% compared with net revenue of $38.0 million reported in Q2'11, and increased 6% compared with the $73.8 million reported in Q1'12

•	SSD revenue reached a record $71.1 million, an increase of 252% compared with Q2'11 SSD revenue of $20.2 million, and a 3% increase compared with Q1'12 SSD revenue of $69.1 million

•	Gross margin increased to 21.6% compared with 4.3% in Q2’11, and 20.0% in Q1’12

•	GAAP net income in Q2’12 of $3.2 million or $0.06 per share

GAAP net income for Q2'12 was $3.2 million or $0.06 income per share compared with a GAAP net loss of $7.6 million or $0.29 loss per share in Q2'11. Non-GAAP net loss for Q2'12 was $1.4 million or $0.03 loss per share as compared with a non-GAAP net loss for Q2'11 of $9.7 million, or $0.36 loss per share.

The non-GAAP loss for Q2’12 includes a significant increase in R&D expense including approximately $2.3 million related primarily to R&D prototyping, intellectual property and other specific engineering project expenses which are not reflective of R&D expense on a run-rate basis. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We are pleased to report another quarter of record revenue and increased margins driven by the increased market adoption of our cost-effective, high performance SSDs, and we believe this continued momentum positions us well moving forward,” said Ryan Petersen, CEO of OCZ Technology.  ”Moreover, our ongoing transition to the enterprise and server marketplaces continues on track and is supported by an increased, highly focused investment in research and development, particularly with today’s announcement of the acquisition of the UK-based  Design Team and certain  related IP licenses.”

“During the second quarter we launched a number of important new PCIe products including our Z-Drive R4 PCI Express (PCIe) solution for cloud computing and enterprise storage, our RevoDrive 3 line of workstation PCIe SSDs, and our RevoDrive Hybrid PCIe storage solution,” added Petersen. “Indilinx Co. LTD, acquired in March, has now been completely integrated, facilitating the introduction of the unique Everest Series SSD platform, which we began shipping to laptop OEMs in Q2, and which will be implemented into our other product segments over the course of the next two quarters.”

Recent Business Highlights

•
Released the Z-Drive Revision 4 (R4) PCIe storage solutions featuring OCZ's second generation proprietary Virtualized Controller Architecture (VCA) 2.0 which allows data centers, for the first time, to rely on a PCIe-based SSD as their primary tier one storage solution. The Z-Drive R4 was recently tested side by side with competing PCIe SSD solutions and was hailed as “one of the best enterprise storage devices available” by  independent industry leading storage publications such as storagereview.com. The Z-Drive R4 is expected to begin generating revenue in the current fiscal quarter ending November 2011.

•
Launched the RevoDrive 3 and RevoDrive 3 X2 lineup of PCIe SSDs. Designed to deliver maximum throughput in intensive, multithreaded workstation and non-intensive server applications including high performance computing, content creation, and workstation applications.

•
Released the RevoDrive Hybrid PCIe storage solution utilizing a combination of SSD and hard disk drive (HDD) technology in partnership with Toshiba. This product is a revolutionary step forward in hybrid technology, enabling performance in SME applications of over 100K IOPS per LUN at a price of less than $0.50 per GB-- the lowest price per GB of any high performance storage solution in the market.  The RevoDrive Hybrid is expected to begin shipping in the current fiscal quarter ending November 2011.

•
Unveiled the Indilinx Everest SATA 3.0 SSD platform which features support of 6Gbps interface speeds, delivering high transactional performance that is optimized for compressed files, and is available in configurations with maximum capacities up to 1TB. Everest based SSDs began shipping to major notebook OEMS, including LG Electronics, late in the second quarter and are expected to be deployed in a significant percentage of OCZ SSDs in the 2nd half of the current fiscal year.

•
Displayed the newest generation of OCZ PCIe and SAS/SATA powered servers and storage arrays from key OEM partners such as Quanta Computers’ Cloud Computing Business Unit, ZT Systems, SGI, and SuperMicro Computer. Shown at a number of recent trade events, these next-generation OCZ equipped products are expected to provide a strong foundation for OCZ’s continuing drive into the enterprise segment.

Revenue Information

To help investors better understand OCZ's historical revenue trends, including geographic revenue by delivery location and its rapid product transition from high performance memory into SSDs, additional revenue information is shown in the chart below.

Quarterly net revenue by product groups and major geographic area by delivery location ($000)'s (Unaudited):

	2QFY11	3QFY11	4QFY11	1QFY12	2QFY12
Product Groups
SSD	$20,187	$41,471	$58,195	$69,122	$71,077
Memory	12,605	6,261	1,956	(a)	(a)
Power supplies/Other	5,253	5,490	4,415	4,672	7,377
Total	$38,045	$53,222	$64,566	$73,794	$78,454

Major Geo Areas
North America	$19,060	$17,758	$21,845	$20,848	$25,895
EMEA	14,500	30,315	34,250	40,997	41,841
ROW	4,485	5,149	8,471	11,949	10,718
Total	$38,045	$53,222	$64,566	$73,794	$78,454

(a) Beginning in 1QFY12 Memory revenue is immaterial and included in Power Supplies/Other

Business Outlook:

•	OCZ increases revenue guidance for fiscal year 2012, to be in the range of $320−$350 million, an increase of approximately 68%−85% compared with $190 million of net revenue in fiscal year 2011.

•
The Company is reiterating its long term gross margin target range of 30%-40%., but in light of recent developments, the Company expects gross margins to approach the target model range during latter part of the next fiscal year as opposed to the previously stated 2-3 years.

Conference Call:

OCZ will host its fiscal 2012 second quarter conference call for the period ended August 31, 2011 at 5:00pm ET (2:00pm PT), on October 5, 2011. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the Company's performance on the call.

A live audio webcast of the conference call will be available by visiting the Investor Relations events conference call section of OCZ's website at http://ir.stockpr.com/ocztechnology/conference-calls, which will be archived for replay until November 15, 2011. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection.

All interested parties can join the call by dialing (253) 237-1170 or (877) 372-0867. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for phone replay until October 14, 2011. To access the archived conference call, please dial (404) 537-3406 or (855) 859-2056 and enter replay passcode 99559307.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the enterprise and consumer SSD markets, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Some of the statements and assumptions included in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending August 31, 2011 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to us as of the date of this release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond our control. In particular, the decline in global economic conditions poses a risk to our operating and financial performance as consumers and businesses have, and may continue to, defer purchases in response to tighter credit and negative financial conditions. Such risks and uncertainties also include the impact of the variable demand, particularly in view of current business and economic conditions; dependence on our ability to successfully qualify, manufacture and sell our disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new disk drive products with lower cost structures; product mix, particularly increased acceptance and sales of enterprise SSDs; our ability to capitalize on our technological leadership; the impact of competitive product announcements; our ability to achieve projected cost savings; our ability to rapidly increase our manufacturing capacity in pace with our competitors if demand for disk drives increases; the satisfaction of closing conditions related to the acquisition of certain assets from PLX Technology; OCZ’s employment of certain key members of the UK-based Design Team as part of the transaction; and the ability to successfully utilize the new technology and retain their employees. We also encourage you to read our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 17, 2011, and amended on May 31, 2011, and statements made in other subsequent filings, as they contain information concerning risk, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Non-GAAP Financial Measures

OCZ provides Non-GAAP net revenue, cost of revenue, operating income/(loss),  and net income/(loss) as supplemental financial measures to its investors as a complement to GAAP financial results. An explanation and reconciliation of these Non-GAAP measures to GAAP net income/(loss) is set forth below. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. Non-GAAP operating and net income/(loss) are not in accordance with or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Calculation of Non-GAAP Operating and Net Income (loss)

Non-GAAP operating income/(loss) is calculated as operating income/(loss) excluding the impact of inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment non-cash charges related to stock options, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  Non-GAAP net income/(loss) is calculated as net income (loss) excluding the impact of inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  OCZ uses Non-GAAP operating and net income/(loss) in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses these non-GAAP measures to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

Investor Relations: OCZ Technology Group, Inc. Bonnie Mott, Investor Relations Manager 408-440-3428 bmott@ocztechnology.com	Media Contact: McGrath|Power Public Relations Derek James (408) 727-0351 DerekJames@mcgrathpower.com

OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)
($ in thousands, except per share data)

	Three Months Ended August 31,
	2011				2010
	GAAP	Adj		non-GAAP	GAAP	Adj		non-GAAP

Net revenue	$78,454	$-		$78,454	$38,045			$38,045
Cost of revenue	61,523	-		61,523	36,425	(163)	(b)	36,262
Gross profit	16,931			16,931	1,620	(163)		1,783

Gross margin %	21.6%			21.6%	4.3%			4.7%

Research and development	7,182	(368)	(b)	6,814	1,694	(66)	(b)	1,628
Sales and marketing	5,850	(151)	(b)	5,699	3,642	(46)	(b)	3,596
General, administrative and operations	5,842	(280)	(b)	5,562	4,852	(88)	(b)	4,764
Operating expenses	18,874	(799)		18,075	10,188	(200)		9,988
Loss from operations	(1,943)	799		(1,144)	(8,568)	363		(8,205)

Financing costs/other	(219)	-		(219)	(634)	-		(634)
Adjustment to the fair value of common stock warrants	5,387	(5,387)	(c)	-	2,450	(2,450)	(c)	-

Income (loss) before income taxes	3,225	(4,588)		(1,363)	(6,752)	(2,087)		(8,839)

Income tax expense	1			1	836			836
Net income (loss)	$3,224			$(1,364)	$(7,588)			$(9,675)

Net income (loss) per share:
Basic	$0.06			$(0.03)	$(0.29)			$(0.36)
Diluted	$0.06			$(0.03)	$(0.29)			$(0.36)

Shares used in net income (loss) per share computation:
Basic	51,600			51,600	26,600			26,600
Diluted	54,700			51,600	26,600			26,600

Computational Notes:

(a)  Primarily represents lost margin on liquidation sales of discontinued products

(b)  Stock based compensation

(c)  Non-cash costs for revaluation of warrants issued in connection with equity financing

OCZ Technology Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	unaudited		unaudited
	2011	2010	2011	2010

Net revenue	$78,454	$38,045	$152,248	$72,328
Cost of revenue	61,523	36,425	120,573	66,544
Gross profit	16,931	1,620	31,675	5,784

Research and development	7,182	1,694	11,449	3,258
Sales and marketing	5,850	3,642	10,344	6,377
General, administrative and operations	5,842	4,852	11,487	8,121
Acquisition related charge	-	-	1,702	-
Special inventory charge	-	-	2,975	-
Total operating expenses	18,874	10,188	37,957	17,756

Loss from operations	(1,943)	(8,568)	(6,282)	(11,972)

Other income (expense), net	2	(8)	(73)	(11)
Interest and financing costs	(221)	(626)	(659)	(1,168)
Adjustment to the fair value of common stock warrants	5,387	2,450	1,146	1,551
Income (loss) before income taxes	3,225	(6,752)	(5,868)	(11,600)
Income tax expense	1	836	1	836
Net income (loss)	$3,224	$(7,588)	$(5,869)	$(12,436)

Net income (loss) per share:
Basic	$0.06	$(0.29)	$(0.12)	$(0.48)
Diluted	$0.06	$(0.29)	$(0.12)	$(0.48)

Shares used in net income (loss) per share computation:
Basic	51,600	26,600	47,500	25,800
Diluted	54,700	26,600	47,500	25,800

OCZ Technology Group, Inc.
Condensed Consolidated Balance Sheets
($ In thousands)

	August 31, 2011	February 28, 2011
	unaudited

ASSETS
Current Assets:
Cash and cash equivalents	$45,562	$17,514
Restricted cash	62	1,300
Accounts receivable, net of allowances	45,008	31,687
Inventories, net	59,003	22,798
Prepaid expenses and other current assets	5,795	2,875
Total current assets	155,430	76,174
Property and equipment, net	3,653	3,046
Intangibles, net	1,746	18
Goodwill	46,834	9,989
Other assets	347	42
Total assets	$208,010	$89,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable	$-	$20,011
Accounts payable	56,172	40,645
Accrued and other liabilities	8,683	6,137
Total current liabilities	64,855	66,793

Common stock warrant liability	7,132	9,417

Total liabilities	71,987	76,210

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value, 20,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.0025 par value, 120,000,000 shares authorized; 51,724,945 and 35,401,908 shares issued and outstanding at August 31, 2011 and February 28, 2011, respectively	129	88
Additional paid-in capital	197,830	68,749
Accumulated deficit	(61,359)	(55,490)
Accumulated other comprehensive loss	(577)	(288)
Total stockholders' equity	136,023	13,059
Total liabilities and stockholders' equity	$208,010	$89,269

OCZ Technology Group, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands)

	Six Months Ended
	August 31,
	2011	2010
	unaudited	unaudited

Cash flows from operating activities:
Net income (loss)	$(5,869)	$(12,436)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	841	528
Amortization of intangibles	56	35
Bad debt expense	635	496
Stock-based compensation	1,475	384
Adjustment to deferred tax asset	-	836
Fair value adjustment of stock warrants	(1,146)	(1,551)
Inventory reserve	4,610	2,796
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(13,944)	(8,223)
Inventory	(40,786)	(8,345)
Prepaid expenses and other assets	(2,881)	(704)
Accounts payable	15,008	11,225
Accrued and other liabilities	351	183
Net cash (used in) provided by operating activities	(41,650)	(14,776)

Cash flows from investing activities:
Purchases of property and equipment	(1,017)	(342)
Decrease (increase) in deposits	-	21
Business acquisition earn out payments	-	(35)
Acquisition of Indilinx	123
Net cash used in investing activities	(894)	(356)

Cash flows from financing activities:
Proceeds from Issuance of common stock, net	93,601	13,957
Proceeds from stock option exercises, net	615	87
Proceeds from warrant exercises, net	88
Proceeds from bank loan	-	2,720
Repayment of bank loans	(24,934)
Restricted Cash for letter or credit	1,238
Repayment of shareholder loan	-	(250)
Net cash provided by (used in) financing activities	70,608	16,514

Effect of foreign exchange rate changes on cash and cash equivalents	(16)	(2)

Net increase in cash and cash equivalents	28,048	1,380
Cash and cash equivalents at beginning of period	17,514	1,224
Cash and cash equivalents at end of period	$45,562	$2,604

Supplemental disclosures of cash flow information:
Interest paid	$204	$545
Income taxes payment, net	$1	$-
Non-cash investing and financing activities:
Issuance of common stock for Indilinx acquisition	$32,203	$-
Issuance of common stock for cashless warrant exercises	$1,139	$-